SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported December 22, 2005
GOVERNMENT PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-31962	20-0611663

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13625 California Street, Suite 310, Omaha, Nebraska	68154

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (402) 391-0010
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant hereby amends the following items, financial statement, exhibits or other portions of its current Report on Form 8-K dated November 22, 2005 as filed on November 22, 2005 and, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 2.01. Acquisition of Assets
On November 21, 2005, Government Properties Trust, Inc. (GPT) completed its previously announced acquisition of the U.S. Army Corps of Engineers building at 4155 Clay Street, Vicksburg, Mississippi (the Vicksburg property) for approximately $26.5 million. The purchase price was determined through arms-length negotiations between GPT and Gladwyne Investors Business Trust, an unrelated party with an address at 770 Township Line Road, Suite 150, Yardley, Pennsylvania. GPT funded the purchase price with cash on hand, a draw on the line of credit and a mortgage loan from a financial institution in the amount of $14.4 million. The unpaid principal balance of the note bears interest at a rate of 5.62% per annum. Accrued interest only payments are due monthly beginning in February 2006. The principal is due in August 2016.
The Vicksburg property, completed in 1996, totals approximately 200,000 rentable square feet situated on approximately 17.17 acres. The Vicksburg property is 100% leased by the federal government under a modified gross lease and is occupied by the U.S. Army Corps of Engineers. The current lease with the federal government expires in July 2016.

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits
GOVERNMENT PROPERTIES TRUST, INC.
US Army Corps of Engineers – Vicksburg, Mississippi
Statements of Revenue and Certain Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004
Report of Independent Registered Public Accounting Firm
The Board of Trustees of
Government Properties Trust, Inc.
We have audited the accompanying Statement of Revenue and Certain Expenses of US Army Corps of Engineers – Vicksburg, MS (the Property) for the year ended December 31, 2004. The Statement of Revenue and Certain Expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. We were not engaged to perform an audit of the Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenue and Certain Expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in Government Properties Trust, Inc.’s Current Report on Form 8-K as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.
In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.
Chicago, Illinois
September 13, 2005

Government Properties Trust, Inc.
US Army Corps of Engineers – Vicksburg, Mississippi
Statements of Revenue and Certain Expenses
For The Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended
	June 30, 2005	Year Ended
	(Unaudited)	December 31, 2004

Revenue
Rental income	$1,660,748	$3,315,752
Tenant reimbursements	84,222	169,101

	1,744,970	3,484,853

Certain Expenses
Maintenance	458,236	964,631
Management fees	36,141	72,283
Insurance	8,298	23,923
Real estate taxes	158,778	316,254
Other expenses	1,700	9,981

	663,153	1,387,072

Revenue in excess of certain expenses	$1,081,817	$2,097,781

See accompanying notes.

Government Properties Trust, Inc.
US Army Corps of Engineers – Vicksburg, Mississippi
Notes to Statements of Revenue and Certain Expenses
1. Description of the Property
The US Army Corps of Engineers – Vicksburg, Mississippi (the Property), located at 4155 Clay Street, Vicksburg, Mississippi, is an office building that is 100% leased to the US Army Corps of Engineers pursuant to a modified gross lease expiring in 2016.
2. Summary of Significant Accounting Policies
The accompanying statement of revenue and certain expenses for the year ended December 31, 2004 was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statement is not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred in future operations of Property, have been excluded.
In the preparation of the statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.
Rental income is recognized on the straight-line basis over the life of the related lease. The related straight-line rental adjustment increased rental income by approximately $20,000 for the six months ended June 30, 2005 (unaudited), and approximately $35,000 for the year ended December 31, 2004. The current supplemental lease agreement in place as of January 1, 2004 requires base monthly rental payments totaling $264,435, through July 31, 2006, and $268,959 from August 1, 2006, through termination, subject to annual rent increases based on the Consumer Price Index (CPI). The base monthly rent in place as of December 31, 2004 and June 30, 2005 after giving effect of CPI increases, (unaudited) was $273,458. The lease also contains provisions to recover real estate taxes and certain operating expenses at an amount in excess of the tenant’s base year amounts, as defined. Such revenue is included in tenant reimbursements in the statements of revenue and certain expenses.
Facility management fees are payable to a third-party manager and are based on usable square footage. The facility management fee in effect for the year ended December 31, 2004, was approximately $.40 per net usable square foot.
3. Interim Period (unaudited)
The unaudited statement of revenue and certain expenses for the six months ended June 30, 2005, has been prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

Pro Forma Consolidated Balance Sheet
(Unaudited)
The accompanying unaudited Pro Forma Consolidated Balance Sheet of the Company is presented as if the Vicksburg property had been acquired on September 30, 2005. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2004 and on Form 10-Q for the nine months ended September 30, 2005. In management’s opinion, all adjustments necessary to reflect the acquisitions of the Vicksburg property have been made. The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated at September 30, 2005, nor does it purport to represent the future financial position of the Company.

GOVERNMENT PROPERTIES TRUST, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005
(UNAUDITED)

	Historical (A)	Vicksburg (B)	Pro Forma
ASSETS
Real estate at cost:
Land	$32,873,237	$1,926,800	$34,800,037
Buildings and improvements	259,575,597	19,125,789	278,701,386
Tenant origination costs	53,527,970	5,602,191	59,130,161
Real estate under development	12,225,197	—	12,225,197
Furniture and equipment	422,956	—	422,956

	358,624,957	26,654,780	385,279,737
Accumulated depreciation	(10,018,185)	—	(10,018,185)

	348,606,772	26,654,780	375,261,552
Cash and cash equivalents	6,813,679	(6,813,679)	—
Restricted cash escrows	20,429,447	745,235	21,174,682
Tenant receivables	5,633,123	—	5,633,123
Notes receivable from tenant	618,702	—	618,702
Deferred costs, net	2,283,290	72,518	2,355,808
Real estate deposits	300,000	(250,000)	50,000
Other assets	1,681,207	(16,420)	1,664,787

Total assets	$386,366,220	$20,392,434	$406,758,654

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued expenses	$9,679,018	$96,124	$9,775,142
Line of credit	—	5,896,310	5,896,310
Dividends payable	3,108,242	—	3,108,242
Mortgage notes payable	211,192,223	14,400,000	225,592,223

Total liabilities	223,979,483	20,392,434	244,371,917
Stockholders’ equity:
Common stock ($0.01 par value; 50,000,000 shares authorized, 20,721,612 shares issued and outstanding at September 30, 2005)	205,820	—	205,820
Additional paid-in capital	188,941,858	—	188,941,858
Accumulated deficit	(26,955,345)	—	(26,955,345)
Accumulated other comprehensive income	194,404	—	194,404

Total stockholders’ equity	162,386,737	—	162,386,737

Total liabilities and stockholders’ equity	$386,366,220	$20,392,434	$406,758,654

See accompanying notes.

Notes to Pro Forma Consolidated Balance Sheet
(Unaudited)
(A) Represents the historical consolidated balance sheet of the Company as of September 30, 2005.
(B) Reflects the acquisition and preliminary purchase price allocation of the Vicksburg property on November 21, 2005 for a total purchase price of approximately $26.7 million. The amounts presented include the initial purchase price of $26.5 million and closing costs of $0.2 million and were allocated based on the fair market value of the assets acquired and liabilities assumed. The purchase price was funded with cash on hand, a draw on the line of credit and a mortgage loan from a financial institution in the amount of $14.4 million.

Pro Forma Consolidated Statements of Operations
(Unaudited)
The accompanying unaudited Pro Forma Consolidated Statements of Operations for the nine month period ended September 30, 2005 and for the year ended December 31, 2004 of the Company is presented as if the Vicksburg property and other properties acquired in 2005 and 2004 (the Acquired Properties) had been acquired on January 1, 2004. These Pro Forma Consolidated Statements of Operations should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2004 and on Form 10-Q for the nine months ended September 30, 2005. In management’s opinion, all adjustments necessary to reflect the above acquisitions have been made.
The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2005 and for the year ended December 31, 2004 assuming the above transactions had been consummated at January 1, 2004, nor does it purport to represent the future results of operations of the Company.

GOVERNMENT PROPERTIES TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(UNAUDITED)

		Vicksburg	Acquired	Adjustments
	Historical (A)	(B)	Properties (B)	(C), (D)	Pro Forma
Revenue
Rental income	$9,091,592	$3,315,752	$10,777,982	$—	$23,185,326
Tenant reimbursements and other	366,727	169,101	673,982	—	1,209,810

Total revenue	9,458,319	3,484,853	11,451,964	—	24,395,136
Expenses
Property operations	1,849,838	1,070,818	1,717,494	—	4,638,150
Real estate taxes	964,934	316,254	1,145,938	—	2,427,126
Depreciation and amortization	2,649,747	—	—	6,181,420	8,831,167
General and administrative	4,020,414	—	—	—	4,020,414

Total expenses	9,484,933	1,387,072	2,863,432	6,181,420	19,916,857

Operating (loss) income	(26,614)	2,097,781	8,588,532	(6,181,420)	4,478,279
Other income (expense)
Interest income	1,719,925	—	—	—	1,719,925
Interest expense	(2,481,219)	—	—	(7,942,655)	(10,423,874)
Expense from issuance and exercise of warrant	(2,097,900)	—	—	—	(2,097,900)
Amortization of deferred financing fees	(271,595)	—	—	(129,898)	(401,493)

(Loss) income from continuing operations	$(3,157,403)	$2,097,781	$8,588,532	$(14,253,973)	$(6,725,063)

(Loss) income per share from continuing operations (basic and diluted)	$(0.16)				$(0.32)

Weighted average shares outstanding (basic and diluted)	19,071,652			1,623,915	20,695,567

See accompanying notes.

GOVERNMENT PROPERTIES TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
(UNAUDITED)

		Vicksburg	Acquired	Adjustments
	Historical (A)	(B)	Properties (B)	(C), (D)	Pro Forma
Revenue
Rental income	$18,286,917	$2,491,122	$4,267,391	$—	$25,045,430
Tenant reimbursements and other	754,048	126,333	203,830	—	1,084,211

Total revenue	19,040,965	2,617,455	4,471,221	—	26,129,641
Expenses
Property operations	3,321,627	756,563	988,948	—	5,067,138
Real estate taxes	1,921,859	238,167	272,772	—	2,432,798
Depreciation and amortization	6,611,038	—	—	3,111,782	9,722,820
General and administrative	3,644,599	—	—	—	3,644,599

Total expenses	15,499,123	994,730	1,261,720	3,111,782	20,867,355

Operating (loss) income	3,541,842	1,622,725	3,209,501	(3,111,782)	5,262,286
Other income (expense)
Interest income	1,348,237	—	—	—	1,348,237
Interest expense	(6,225,992)	—	—	(2,797,579)	(9,023,571)
Amortization of deferred financing fees	(234,922)	—	—	(29,401)	(264,323)

(Loss) income from continuing operations	$(1,570,835)	$1,622,725	$3,209,501	$(5,938,762)	$(2,677,371)

(Loss) income per share from continuing operations (basic and diluted)	$(0.08)				$(0.13)

Weighted average shares outstanding (basic and diluted)	20,564,662			156,950	20,721,612

See accompanying notes.

Notes to Pro Forma Consolidated Statement of Operations
(Unaudited)
(A) Represents the historical consolidated statements of operations of the Company.
(B) Represents the historical operations for the Vicksburg property and Acquired Properties prior to the Company’s date of acquisition. Audited historical financial information for the Vicksburg property are included in this report on Form 8-K/A.
(C) Represents pro forma adjustments related to the Company’s ownership of the Vicksburg and Acquired Properties prior to its date of acquisition:

	Adjustments For	Adjustments For
	Nine Months Ended	Year Ended
	September 30,	December 31,
	2005	2004
Depreciation and amortization (1)
Vicksburg	$761,706	$1,015,608
Acquired Properties	2,350,076	5,165,812

Total depreciation and amortization expense	$3,111,782	$6,181,420

Interest expense (2)
Vicksburg	$(606,960)	$(809,280)
Acquired Properties	(2,190,619)	(7,133,375)

Total interest expense	$(2,797,579)	$(7,942,655)

Amortization of deferred financing fees (2)
Vicksburg	$(5,103)	$(6,804)
Acquired Properties	(24,298)	(123,094)

Total amortization of deferred financing fees	$(29,401)	$(129,898)

(1)	Represents estimated depreciation and amortization of the Vicksburg and Acquired Properties based upon the preliminary purchase price allocations in accordance with our depreciation and amortization policy.

(2)	Represents estimated interest expense for the individual Vicksburg and Acquired Properties’ mortgage debt, and amortization of deferred loan fees.
(D) Represents pro forma adjustment of 1,623,915 and 156,950 related to weighted average shares outstanding to reflect the total number of shares outstanding as of December 31, 2004 and September 30, 2005, respectively.

(C) Exhibits
     The following exhibit is included in this Report:
     Exhibit 23.1 Consent of Ernst & Young LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES TRUST, INC.

Date: December 22, 2005	By:	/s/ Nancy D. Olson

Nancy D. Olson
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP